EXHIBIT 99.1
Press Release

Clean Harbors Announces Third-Quarter 2025 Financial Results

•Reports Revenue of $1.55 Billion with Strong Growth in Technical Services and Safety-Kleen Environmental Services
•Delivers Q3 Net Income of $118.8 Million, or EPS of $2.21
•Generates Q3 Adjusted EBITDA of $320.2 Million, up 6% Year-Over-Year; Adjusted EBITDA Margin of 20.7% is 100 bps Higher Than Prior Year Period
•Revises Full-Year 2025 Adjusted EBITDA to Reflect Q3 Performance
•Raises 2025 Adjusted Free Cash Flow Guidance
•Announces Investment in Facility to Upgrade and Recycle Re-Refinery Byproducts
NORWELL, Mass. – October 29, 2025 – Clean Harbors, Inc. (“Clean Harbors” or the “Company”) (NYSE: CLH), the leading provider of environmental and industrial services throughout North America, today announced financial results for the third quarter ended September 30, 2025.
“Our third-quarter performance reflected continued growth in our Technical Services and Safety-Kleen Environmental Services revenues,” said Eric Gerstenberg, Co-Chief Executive Officer. “We increased our consolidated Adjusted EBITDA margin by 100 basis points from a year ago by continuing to manage costs, driving operating efficiencies and increasing waste volumes handled through our disposal and recycling network. Within safety, our team did an excellent job protecting themselves and each other; at quarter end our year-to-date Total Recordable Incident Rate (TRIR) was just 0.49, putting us on track for a record year.”
Third-Quarter 2025 Results
Revenues were $1.55 billion, compared with $1.53 billion in the same period of 2024. Income from operations was $193.0 million, compared with $192.3 million in the third quarter of 2024.
Net income was $118.8 million, or $2.21 per diluted share, compared with $115.2 million, or $2.12 per diluted share, for the same period in 2024.
Adjusted EBITDA (see description and reconciliation below) increased 6% to $320.2 million from $301.8 million for the same period in 2024.
Q3 2025 Segment Review
“By leveraging our network, focusing on labor management and continuing our pricing strategies, our ES segment achieved its 14th consecutive quarter of year-over-year improvement in Adjusted EBITDA margin, which increased by 120 basis points to 26.8%,” said Gerstenberg. “The segment’s 3% top-line growth was led
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com by Technical Services, which grew 12% despite slowdowns with customers in some key verticals such as the chemical space due to general economic conditions and tariff driven uncertainty. Offsetting these slowdowns was significant growth from other verticals, increased remediation and waste project work, and demand for our Total PFAS Solution. Safety-Kleen Environmental Services revenue rose 8% through a combination of price and steady volume growth. High demand for disposal led to incineration utilization, excluding the new Kimball incinerator, of 92%, while landfill volumes were up 40% on project strength. Field Services revenue declined from prior year due to the absence of medium- to large-scale emergency response projects in the quarter. Within Industrial Services, chemical and refining customers continued to limit their turnaround spending. The softness in these end markets, combined with the lack of large emergency response projects and increased healthcare costs, resulted in lower-than-anticipated results for the Environmental Services segment. However, the team remains focused on margin growth and cash flow generation, and we believe that initiatives in those areas puts us in a position to greatly benefit as economic conditions improve.”
“Our Safety-Kleen Sustainability Solutions (SKSS) segment results in the quarter were consistent with our expectations. We dramatically lowered waste oil collection costs and improved our mix of products sold in the face of weaker base oil pricing,” said Mike Battles, Co-Chief Executive Officer. “We gathered 64 million gallons of waste oil, which kept our plants at full production. We incrementally increased our direct lubricant gallons sold to 9% of total volume, which helped drive our margin improvement in the segment. As highlighted in our recent news release, we are advancing our strategic shift toward higher charge-for-oil (CFO) pricing for our collection services to proactively address base oil market conditions.”
Investing in SDA Unit to Unlock Value of Re-refining Byproducts
Clean Harbors today announced plans to build a state-of-the-art processing plant that employs innovative solvent de-asphalting (SDA) technology to convert a re-refining byproduct – vacuum tower asphalt extender (VTAE) – into a high-value 600N base oil. Total investment in this facility is expected to be $210 million to $220 million with commercial launch anticipated in 2028.
“By using an industry-proven SDA process, combined with our existing hydrotreating capabilities, we expect to unlock incremental value from an everyday byproduct generated today at our re-refineries,” Battles said. “For several years we have been evaluating ways to upgrade VTAE, which we currently sell to roofing and paving markets, into a more valuable and profitable product. Because of its durability and high-performance characteristics, 600N is a high-purity base oil typically used in heavy-duty industrial applications. We expect this facility to generate annual EBITDA of $30 million to $40 million, a six- to seven-year payback on the investment once completed, which rivals the returns on our incineration projects.”
Business Outlook and Financial Guidance
“Looking ahead, we believe that the market challenges we faced in the third quarter are temporary and brought on by macro-economic conditions. The continued growth in Technical Services and Safety-Kleen Environmental demonstrates the diversification of our end markets and continued resilience of our business model. We expect our incinerators to continue to run strong through year-end and projects to continue to feed
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com our entire disposal and recycling network,” Gerstenberg said. “The North American economy has been navigating through short-term turbulence, but the economic outlook looks promising as reshoring continues. Based on conversations with our customers, we anticipate incentives to reshore and the benefits of the recent U.S. tax bill will drive a meaningful lift in American manufacturing, as well as continue to support remediation and waste projects. Spending constraints related to key verticals, such as chemicals and refining, should loosen in the coming quarters as economic conditions improve, benefiting our Industrial Services and Field Services businesses. Labor efficiencies and other margin generating initiatives we have undertaken put us in a good position to benefit when those key verticals rebound. Overall, we continue to see a substantial project pipeline that is only strengthened by growing PFAS opportunities. We believe our initiatives around CFO, partnerships and Group III production have stabilized our SKSS business. As a result, we expect to achieve our profitability target for this business in 2025.”
Battles concluded, “Given our current market outlook, we expect to conclude 2025 with a strong fourth-quarter performance that includes Adjusted EBITDA growth in the six to eight percent range compared with a year ago. We remain on track to deliver a record level of annual Adjusted EBITDA and adjusted free cash flow in 2025 with a healthy long-term market outlook.”
For full-year 2025, Clean Harbors is revising its prior guidance and now expects:
•Adjusted EBITDA in the range of $1.155 billion to $1.175 billion, or a midpoint of $1.165 billion, which represents 4% growth year over year. This Adjusted EBITDA range is based on anticipated GAAP net income in the range of $379 million to $400 million.
•Adjusted free cash flow in the range of $455 million to $495 million, or a midpoint of $475 million, which represents more than a 30% increase from prior year. This range is based on anticipated net cash from operating activities in the range of $795 million to $865 million.
Non-GAAP Results
Clean Harbors reports Adjusted EBITDA, which is a non-GAAP financial measure and should not be considered an alternative to net income or other measurements under generally accepted accounting principles (GAAP) but viewed only as a supplement to those measurements. Adjusted EBITDA is not calculated identically by all companies, and therefore the Company’s measurement of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Clean Harbors believes that Adjusted EBITDA provides additional useful information to investors because the Company’s management routinely evaluates the performance of its businesses based upon levels of Adjusted EBITDA. The Company defines
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Adjusted EBITDA as described in the following reconciliation showing the differences between reported GAAP net income and Adjusted EBITDA (in thousands, except percentages):

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net income	$118,799	$115,213	$304,384	$318,325
Accretion of environmental liabilities	3,499	3,618	10,710	10,139
Stock-based compensation	8,922	5,837	22,620	20,690
Depreciation and amortization	114,729	100,063	342,994	295,632
Other (income) expense, net	(3,517)	1,123	(1,982)	2,431
Interest expense, net of interest income	35,700	35,779	108,883	100,767
Provision for income taxes	42,027	40,181	103,641	111,741
Adjusted EBITDA	$320,159	$301,814	$891,250	$859,725
Adjusted EBITDA Margin	20.7%	19.7%	19.7%	19.3%
Adjusted Free Cash Flow Reconciliation
Clean Harbors reports adjusted free cash flow, a non-GAAP measure, which it considers to be a measurement of liquidity that provides useful information to investors about its ability to generate cash. The Company defines adjusted free cash flow as net cash from operating activities less additions to property, plant and equipment plus proceeds from sale and disposal of fixed assets. When necessary, the Company adjusts for the cash impact of items derived from non-operating activities. Adjusted free cash flow should not be considered an alternative to net cash from operating activities or other measurements under GAAP. Adjusted free cash flow is not calculated identically by all companies, and therefore the Company’s measurement of adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.
An itemized reconciliation between reported GAAP net cash from operating activities and adjusted free cash flow is as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

Net cash from operating activities	$301,987	$239,239	$511,632	$473,833
Additions to property, plant and equipment	(94,445)	(96,803)	(303,169)	(369,826)
Cash investment in Solvent De-Asphalting Unit	11,813	—	11,813	—
Cash investment in Phoenix Hub	91	—	12,527	—
Proceeds from sale and disposal of fixed assets	11,187	2,058	15,250	6,353
Adjusted free cash flow	$230,633	$144,494	$248,053	$110,360
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Adjusted EBITDA Guidance Reconciliation
An itemized reconciliation between projected GAAP net income and projected Adjusted EBITDA is as follows (in millions):

	For the Year Ending December 31, 2025
Projected GAAP net income	$379	to	$400
Adjustments:
Accretion of environmental liabilities	15	to	14
Stock-based compensation	28	to	31
Depreciation and amortization	455	to	445
Interest expense, net	147	to	142
Provision for income taxes	131	to	143
Projected Adjusted EBITDA	$1,155	to	$1,175
Adjusted Free Cash Flow Guidance Reconciliation
An itemized reconciliation between projected GAAP net cash from operating activities and projected adjusted free cash flow is as follows (in millions). The Company excludes significant one-time growth investments, which the Company expects to realize future long-term benefits from, as they are not indicative of free cash flow generation for the current period.

	For the Year Ending December 31, 2025
Projected net cash from operating activities	$795	to	$865
Additions to property, plant and equipment	(400)	to	(430)
Cash investment in Solvent De-Asphalting Unit	30	to	30
Cash investment in Phoenix Hub	15	to	15
Proceeds from sale and disposal of fixed assets	15	to	15
Projected adjusted free cash flow	$455	to	$495
Conference Call Information
Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release. During the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy. Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com. The live call also can be accessed by dialing 877.709.8155 or 201.689.8881 prior to the start time. If you are unable to listen to the live conference call, the webcast will be archived on the Company’s website.
About Clean Harbors
Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, manufacturing and refining, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is a leading provider of parts washers and environmental services to commercial, industrial and automotive customers, as well as North America’s largest re-refiner and recycler of used oil. Founded in 1980 and based in Massachusetts, Clean Harbors operates in the United States, Canada, Mexico, Puerto Rico and India. For more information, visit www.cleanharbors.com.
Safe Harbor Statement
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “seeks,” “will,” “should,” “estimates,” “projects,” “may,” “likely,” “potential,” “outlook” or similar expressions. Such statements may include, but are not limited to, statements about the Company’s future financial and operating results, plans, strategy, objectives and goals, cost management initiatives, pricing and productivity initiatives, contingent liabilities, liquidity, business, economic and market conditions, trends, customer demand, impacts of tariffs and new legislation, acquisitions, growth opportunities, expectations, challenges and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of the date of this press release only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation: operational and safety risks; risks relating to the failure of new or existing technologies; cybersecurity risks; the occurrence of natural disasters or other catastrophic events, as well as their residual macroeconomic effects; risks associated with retaining and hiring key personnel; environmental liability and product liability risks relating to hazardous waste management and other components of the Company’s business; negative economic, industry or other developments, including market volatility or economic downturns; risks associated with management’s assumptions relating to expansion of the Company’s landfills; reductions in the demand for emergency response services at industrial facilities or on roadways, railways or waterways, and other remedial projects and regulatory developments; reductions in the demand for oil products and automotive services and volatility in oil prices in the markets the Company serves; changes in statutory and regulatory requirements and risks relating to extensive environmental laws and regulations; risks associated with existing and potential litigation; risks associated with the Company’s identification and execution of strategic acquisitions and divestitures and their related liabilities; risks relating to the availability and sufficiency of the Company’s insurance coverage, self-insurance, surety bonds, letters of credit and other forms of financial assurance; the impact of new tax legislation or changes in tax regulations and interpretations; the imposition of trade sanctions or tariffs; fluctuations in interest rates and foreign currency exchange rates; risks relating to the Company’s indebtedness and covenants in its debt agreements; risks associated with certain anti-takeover provisions under the Massachusetts Business Corporation Act and the Company’s By-Laws, and those items identified as “Risk Factors” in Clean Harbors’ most recently filed reports on Form 10-K and Form 10-Q. Forward-looking statements are neither historical facts nor assurances of future performance. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Contacts:

Eric J. Dugas	Jim Buckley
EVP and Chief Financial Officer	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenues	$1,549,337	$1,529,422	$4,531,141	$4,458,836
Cost of revenues (exclusive of items shown separately below)	1,048,490	1,055,599	3,103,871	3,062,211
Selling, general and administrative expenses	189,610	177,846	558,640	557,590
Accretion of environmental liabilities	3,499	3,618	10,710	10,139
Depreciation and amortization	114,729	100,063	342,994	295,632
Income from operations	193,009	192,296	514,926	533,264
Other income (expense), net	3,517	(1,123)	1,982	(2,431)
Interest expense, net	(35,700)	(35,779)	(108,883)	(100,767)
Income before provision for income taxes	160,826	155,394	408,025	430,066
Provision for income taxes	42,027	40,181	103,641	111,741
Net income	$118,799	$115,213	$304,384	$318,325
Earnings per share:
Basic	$2.22	$2.14	$5.67	$5.90
Diluted	$2.21	$2.12	$5.65	$5.87
Shares used to compute earnings per share - Basic	53,518	53,951	53,659	53,936
Shares used to compute earnings per share - Diluted	53,713	54,229	53,871	54,229

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2025	December 31, 2024
Current assets:	(unaudited)
Cash and cash equivalents	$759,197	$687,192
Short-term marketable securities	91,176	102,634
Accounts receivable, net	1,104,805	1,015,357
Unbilled accounts receivable	182,059	162,215
Inventories and supplies	377,308	384,657
Prepaid expenses and other current assets	93,716	81,741
Total current assets	2,608,261	2,433,796
Property, plant and equipment, net	2,497,600	2,447,941
Other assets:
Operating lease right-of-use assets	241,048	250,853
Goodwill	1,478,831	1,477,199
Permits and other intangibles, net	663,965	701,987
Other long-term assets	50,594	65,502
Total other assets	2,434,438	2,495,541
Total assets	$7,540,299	$7,377,278

Current liabilities:
Current portion of long-term debt	$15,102	$15,102
Accounts payable	444,119	487,286
Deferred revenue	91,966	88,545
Accrued expenses and other current liabilities	415,170	419,445
Current portion of closure, post-closure and remedial liabilities	28,814	20,625
Current portion of operating lease liabilities	72,241	71,663
Total current liabilities	1,067,412	1,102,666
Other liabilities:
Closure and post-closure liabilities, less current portion	122,546	119,484
Remedial liabilities, less current portion	85,299	101,424
Long-term debt, less current portion	2,764,231	2,771,117
Operating lease liabilities, less current portion	173,137	182,883
Deferred tax liabilities	358,597	363,623
Other long-term liabilities	193,237	162,552
Total other liabilities	3,697,047	3,701,083
Total stockholders’ equity, net	2,775,840	2,573,529
Total liabilities and stockholders’ equity	$7,540,299	$7,377,278
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended
	September 30, 2025	September 30, 2024
Cash flows from operating activities:
Net income	$304,384	$318,325
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	342,994	295,632
Allowance for doubtful accounts	6,520	5,674
Amortization of deferred financing costs and debt discount	5,024	4,623
Accretion of environmental liabilities	10,710	10,139
Changes in environmental liability estimates	(8,933)	4,347
Deferred income taxes	—	(418)
Other (income) expense, net	(1,982)	2,431
Stock-based compensation	22,620	20,690
Environmental expenditures	(10,960)	(19,679)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable and unbilled accounts receivable	(113,131)	(145,647)
Inventories and supplies	8,301	(39,673)
Other current and long-term assets	(5,467)	(47,826)
Accounts payable	(35,492)	30,004
Other current and long-term liabilities	(12,956)	35,211
Net cash from operating activities	511,632	473,833
Cash flows used in investing activities:
Additions to property, plant and equipment	(303,169)	(369,826)
Proceeds from sale and disposal of fixed assets	15,250	6,353
Acquisitions, net of cash acquired	—	(474,011)
Proceeds from sale of business	—	750
Additions to intangible assets including costs to obtain or renew permits	(1,528)	(2,545)
Purchases of available-for-sale securities	(62,108)	(73,682)
Proceeds from sale of available-for-sale securities	74,968	100,021
Net cash used in investing activities	(276,587)	(812,940)
Cash flows (used in) from financing activities:
Change in uncashed checks	(2,639)	(5,852)
Tax payments related to withholdings on vested restricted stock	(13,833)	(11,514)
Repurchases of common stock	(117,001)	(30,215)
Proceeds from employee stock purchase plan	3,360	—
Deferred financing costs paid	—	(8,316)
Payments on finance leases	(25,088)	(23,596)
Principal payments on debt	(11,327)	(11,327)
Proceeds from issuance of debt, net of discount	—	499,375
Net cash (used in) from financing activities	(166,528)	408,555
Effect of exchange rate change on cash	3,488	(1,775)
Increase in cash and cash equivalents	72,005	67,673
Cash and cash equivalents, beginning of period	687,192	444,698
Cash and cash equivalents, end of period	$759,197	$512,371
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Supplemental information:
Cash payments for interest and income taxes:
Interest paid	$133,520	$134,177
Income taxes paid, net of refunds	93,531	100,752
Non-cash investing activities:
Property, plant and equipment accrued	36,604	43,604
ROU assets obtained in exchange for operating lease liabilities	51,736	98,927
ROU assets obtained in exchange for finance lease liabilities	59,937	53,391
Supplemental Segment Data (in thousands)

	Three Months Ended
Revenue	September 30, 2025			September 30, 2024
	Third-Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues	Third-Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues
Environmental Services	$1,318,580	$12,720	$1,331,300	$1,287,650	$9,537	$1,297,187
Safety-Kleen Sustainability Solutions	230,757	(12,720)	218,037	241,676	(9,537)	232,139
Corporate	—	—	—	96	—	96
Total	$1,549,337	$—	$1,549,337	$1,529,422	$—	$1,529,422

	Nine Months Ended
Revenue	September 30, 2025			September 30, 2024
	Third-Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues	Third-Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues
Environmental Services	$3,855,677	$36,771	$3,892,448	$3,746,227	$32,853	$3,779,080
Safety-Kleen Sustainability Solutions	675,278	(36,771)	638,507	712,312	(32,853)	679,459
Corporate	186	—	186	297	—	297
Total	$4,531,141	$—	$4,531,141	$4,458,836	$—	$4,458,836

	Three Months Ended		Nine Months Ended
Adjusted EBITDA	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Environmental Services	$357,229	$332,502	$1,008,014	$956,892
Safety-Kleen Sustainability Solutions	40,937	41,226	107,502	122,402
Corporate	(78,007)	(71,914)	(224,266)	(219,569)
Total	$320,159	$301,814	$891,250	$859,725

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com